QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-117183 on Form S-3 of our reports dated December 20, 2005, relating to the financial statements and financial statement schedule of Quanex Corporation, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 2005 and to the reference to us under the heading "Experts" which is part of this Registration Statement.

DELOITTE & TOUCH LLP

Houston, TX
January 9, 2006

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM